Exhibit 21.1
SUBSIDIARIES OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
As of January 31, 2022

Entity	Jurisdiction of Organization
APEXA CORP.	Ontario
Aurora National Life Assurance Company	California
Bonhomme Financing LLC	Missouri
Bueller Financing LLC	Missouri
Castlewood Financial LLC	Missouri
Castlewood Reinsurance Company	Missouri
Chesterfield Financial Holdings LLC	Delaware
Chesterfield Reinsurance Company	Missouri
Elite Sales Processing, Inc.	Nebraska
Gateway Ridge LLC	Missouri
Hodge Life Assurance Company Limited	United Kingdom
Horseshoe Financing LLC	Missouri
LOGIQ3 CORP.	Ontario
LOGIQ3 INC.	Canada
LOGIQ3 INC UK LTD.	United Kingdom
Manor Reinsurance, Ltd.	Barbados
Maroon Financing LLC	Missouri
Meramec Financing LLC	Iowa
My Life Covered LLC	Missouri
Omnilife Insurance Company, Limited	United Kingdom
Papara Financing LLC	Delaware
Parkway Financial LLC	Missouri
Parkway Reinsurance Company	Missouri
Quincy Financing LLC	Missouri
Reinsurance Company of Missouri, Incorporated	Missouri
RGA Americas Investments LLC	Missouri
RGA Americas Reinsurance Company, Ltd.	Bermuda
RGA Atlantic Reinsurance Company Ltd.	Barbados
RGA Australian Holdings Pty Limited	Australia
RGA Capital Limited	United Kingdom
RGA Capital LLC	Missouri
RGA Enterprise Services Company	Missouri
RGA Financial Group, L.L.C.	Delaware
RGA Global Reinsurance Company, Ltd.	Bermuda
RGA Global Reinsurance Company, Ltd.,- escritório de Representação no Brasil Ltda.	Brazil
RGA Global Shared Services India Private Limited	India
RGA Holdings Limited	United Kingdom
RGA International Corporation	Nova Scotia
RGA International Division Sydney Office Pty. Limited	Australia
RGA International Reinsurance Company dac	Ireland
RGA International Services Pty Ltd.	Australia
RGA Investment Advisors LLC	Missouri
RGA Life Reinsurance Company of Canada	Canada

RGA Partners Japan GK	Japan
RGA Real Estate Holdings LLC	Missouri
RGA Real Estate Investments LLC	Missouri
RGA ReCap Incorporated	Missouri
RGA Reinsurance Company	Missouri
RGA Reinsurance Company (Barbados) Ltd.	Barbados
RGA Reinsurance Company Middle East Limited	Dubai International Finance Centre
RGA Reinsurance Company of Australia Limited	Australia
RGA Reinsurance Company of South Africa Limited	South Africa
RGA Services (Singapore) Pte. Ltd.	Singapore
RGA South African Holdings (Pty) Ltd.	South Africa
RGA Technology Partners, Inc.	Missouri
RGA UK Services Limited	United Kingdom
RGA Ventures (Pty) Ltd.	South Africa
RGA Worldwide Reinsurance Company, Ltd.	Barbados
RGAx EMEA Limited	United Kingdom
RGAx LLC	Missouri
River's Edge Turnkey Services, Inc.	Missouri
Rockwood Reinsurance Company	Missouri
SALT Associates, LLC	Maine
Sun Mountain Financing LLC	Missouri
Swyvyl Corp.	Ontario
Timberlake Financial, L.L.C.	Delaware
Timberlake Reinsurance Company II	South Carolina
Tindall Associates, Inc.	Illinois
Ulysses Financing LLC	Missouri
Weldon Spring Partners LLC	Missouri
Wild Horse Financing LLC	Iowa